Exhibit 4.6

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Cost Splitting Agreement

This Cost Split Agreement (the “Agreement”) made on February 6th, 2017 (the “Effective Date”) by and between Kissei Pharmaceutical Co., Ltd., having its registered office at 19-48, Yoshino, Matsumoto-City, Nagano-Prefecture, Japan (“Kissei”) and ObsEva SA, having its principal place of business at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland (“ObsEva”).

WHEREAS, Kissei and ObsEva have entered into the Exclusive License Agreement as of November 19, 2015 (the “License Agreement”);

WHEREAS, Kissei and ObsEva have been developing the Compound and the Product in their respective Territory; and

WHEREAS, pursuant to Section 6.02 of the License Agreement and the agreement, as a minutes, by and between the Parties hereto at the Joint Development Committee held on May 18 and 19, 2016, Kissei and ObsEva discussed and determined the procedures of cost splitting for the non-clinical studies and the clinical pharmacology studies of the Compound and the Product which each Party conducted and will conduct under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined herein shall have the meaning as set forth in the License Agreement.

2.	Target Studies. The studies to split the cost between the Parties (the “Target Studies”) shall be listed in the Exhibit A attached hereto. In case that the Parties agree to add to or remove from the Target Studies regarding particular studies, the Parties shall amend the Exhibit A in accordance with Section 29 of the License Agreement. The Party conducting such Target Studies (the “Conductor”) shall submit to the other Party (the “Recipient”) an Opt-in sheet sign off document (the “Opt-In Sheet”); a template Opt-In Sheet is provided at Exhibit B.

Considering the fact that the Target Studies highlighted in yellow in Exhibit A already started at the time of execution of this Agreement (the “Started Target Studies”) and that both Parties agreed to share the cost of the Started Target Studies at the JDC meeting held on May 18 and 19, 2016 and on December 13 and 14, 2016, the Parties agree not to have an Opt-In Sheet for the Started Target Studies. Except for the procedures related to the Opt-In Sheet, all terms of this Agreement shall apply to the Started Target Studies.

3.	Procedures of Cost Splitting. The Parties shall in principle equally bear the external cost for the Target Studies. The Conductor shall submit the study Opt-In Sheet including in particular a cost estimate to the Recipient after the Conductor has obtained the cost estimates on the Target Studies. The Recipient may give the Conductor comments, if any, for such cost estimate and the Conductor shall take into account such comments from the Recipient as far as they are scientifically and objectively appropriate and reasonable. Once the Opt-In Sheet is signed off by both Parties, the Recipient agrees to share the cost of the relevant Target Study pursuant to such Opt-In Sheet. The Conductor shall submit to the Recipient copies of all contracts entered into with third parties pertaining to the Target Studies, if any, as soon as they are executed. In this case, Section 32 of the License Agreement shall not apply, but the Conductor shall provide a reasonable summary of the main terms related to the contracts it submitted to the Recipient (including but not limited to the study design or protocol, compound synthesis, timelines, costs) in English where such contracts are drafted in another language.

Within 5 business days after the end of each calendar quarter, the Conductor shall provide to the Recipient an invoice for an half of aggregate costs of such Target Studies occurred in the calendar quarter accompanied by the documents to confirm such costs. Notwithstanding the foregoing in this Section 3, the Parties may determine the due date of the payment by prior mutual consent in writing. The Recipient shall pay such costs within thirty (30) days from receiving of such invoice by wire transfer. The invoice shall be in US Dollars volume and in case that the costs incurred on the other currency basis, the Conductor shall convert such currency to US dollars using the TTS exchange rate of the date that the cost incurred, which is quoted by the Mizuho bank. (http://www.mizuhobank.co.jp/rate/market/quote/backnumber_pdf.html)

For the sake of clarity, each Party may have the right to choose – at any time for the Started Target Studies and after Opt-In Sheet is signed off by both Parties for the other Target Studies – subject to both Parties’ written agreement, not to bear the cost of a Target Study in case that the Party demonstrates (i) that the design of such Target Study does not meet the regulatory requirements in EU and the US in case of ObsEva or Japan in case of Kissei (a “Variance”), and (ii) that such Party is not at fault; for the sake of clarity, a Party is at fault in particular (i) if it did not identify a Variance at the moment of signing off the Opt-In Sheet, or (ii) if a Variance is identified, at any time, by such Party and it does not liaise with the relevant regulatory authority to obtain approval for the study design, or (iii) if, at any time, such Party identifies a Variance or a regulatory authority does not approve the study design and such Party does not immediately inform the other Party thereof (through the JDC). In this case, the cost already paid to the other Party for such Target Study shall be refunded to the Party choosing not to bear the cost, to the extent the results of such Target Study are not at all useful to such Party.

[***] = CONFIDENTIAL TREATMENT REQUESTED

In case the Conductor anticipates that any material element of a Target Study included in the relevant Opt-In Sheet (e.g. the total budget amount) shall be reviewed, reconsidered or changed, the Conductor shall forthwith raise the issue to the JDC.

Each Party has the option to acquire from the other Party the report and data of a study conducted by the other Party (in which it has not initially accepted to participate) during the course of conducting such study or after the completion of such study. The Party could review the study’s report and data as far as the other Party obtained at the moment to decide to be the Recipient. In this case Section 32 of the License Agreement shall not apply. Once the Party is to be the Recipient such Party generally shall pay to the other Party half of the external cost of such study + a [***]% markup prior to being delivered the study’s report and data.

4.	Resolution. Any question or dispute arising out of, or in connection with, this Agreement shall be settled pursuant to Section 20 of the License Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate counterparts by their duly authorized representatives, each fully executed copy hereof to be deemed as original, as of the Effective Date.

Kissei Pharmaceutical Co., Ltd.

By:	/s/ Katsuyoshi Akiyama
Katsuyoshi Akiyama
Senior Director
Business Development & Licensing

ObsEva SA

By:	/s/ Ernest Loumaye
Ernest Loumaye, Chief Executive Officer

By:	/s/ Jean-Pierre Gotteland
Jean-Pierre Gotteland, Chief Scientific Officer

[***] = CONFIDENTIAL TREATMENT REQUESTED

Exhibit A    The Target Studies

Study	Conducted by:
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The cost of the Target Studies shall include the costs which are charged from third parties with regard to such Target Studies, including, but not limited to:

•	[***]

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Exhibit B    Template Opt-In Sheet

ObsEva SA – Kissei Pharmaceuticals

Collaborative Development Project Proposal

Concept Sheet Sign Off

Project Leader	Kissei ☐	ObsEva ☐
Project title
Project Reference Number
Brief description (1)

Starting Date	(Date of project spending initiation)
Completion Date	(Date of final CSR Sign-Off)
Budget summary (1)	(Insert the total budget amount)
Timelines and Milestones Summary(1) e.g. CA review and expected approval as well as FPI/LPO/DB lock/draft CSR/etc.

(1)	See attached details

Project Leader Signature (Alliance Manager)		Date: (__/__/____)

Partner Decision		Final due date: (__/__/____)
Participate ☐	Decline ☐	Effective Date: (__/__/____)
Signature (Alliance Manager)

Project Leader Acknowledgement (Alliance Manager)		Date:

Note: